LIMITED POWER OF ATTORNEY
VENTURE LENDING & LEASING VII, INC.

The undersigned hereby constitutes and appoints Nicholas Milano, of Perkins Coie LLP, 700 13th Street N.W. Washington, D.C. 20005, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file one or more of Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, and any amendments thereto, as required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, with respect to the reporting on the undersigned’s beneficial ownership of securities of Venture Lending & Leasing VII, Inc. (the “Fund”), granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute of him, may lawfully do or cause to be done by virtue hereof.

In witness, by signing this instrument I affirm all that is written above.

Dated: January 7, 2013

/s/ Martin D. Eng
Martin D. Eng
Chief Financial Officer, Treasurer and Secretary

Signed in the presence of:

/s/ Angela Wiefferink
Witness

/s/ Debbie Hernandez
Witness

Subscribed and sworn to before me on January 7, 2013.

/s/ Lynda Colletta
Notary Public, State of California, County of San Mateo
My commission expires October 1, 2015.